UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ALLEGHENY TECHNOLOGIES

INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Allegheny Technologies Incorporated
1000 Six PPG Place
Pittsburgh, Pennsylvania 15222

CHANGE OF LOCATION (VIRTUAL MEETING FORMAT) — ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF STOCKOWNERS TO BE HELD ON FRIDAY, MAY 8, 2020

The following Additional Information Regarding Change of Location for the 2020 Annual Meeting of Stockholders relates to the Notice of Annual Meeting and accompanying Proxy Statement of Allegheny Technologies Incorporated (the “Company”), dated March 24, 2020, furnished to shareowners of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders to be held on Friday, May 8, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareowners on April 20, 2020.

THIS ADDITIONAL INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

CHANGE OF LOCATION (VIRTUAL MEETING FORMAT)
ADDITIONAL INFORMATION REGARDING
THE 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 8, 2020

Dear ATI Stockholders:

After careful consideration, and in light of public health concerns regarding the coronavirus pandemic and the importance of safeguarding the health of our stockholders, employees, directors and officers, Allegheny Technologies Incorporated (the “Company”) has decided to forego for this year the physical location of the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) in favor of a virtual meeting format only. The 2020 Annual Meeting will still be held at 11:00 a.m. Central Time on May 8, 2020.

As there will not be a physical location, stockholders will not be able to vote their shares in person at the 2020 Annual Meeting. The only way for stockholders to vote their shares is to submit a proxy in advance of the meeting using one of the methods described in the proxy materials for the 2020 Annual Meeting or to attend the meeting virtually per the instructions below.

We are committed to ensuring, to the extent possible, that our stockholders will be afforded the ability to participate at the virtual meeting like they would at an in-person meeting. If you were a stockholder of record as of the close of business on March 9, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker or nominee, you are entitled to participate in the 2020 Annual Meeting, vote electronically and submit questions during the live webcast of the meeting by visiting www.meetingcenter.io/200046429 and entering your control number and the password, ATI2020. You may also submit questions in advance of and during the 2020 Annual Meeting by emailing your question, along with proof of ownership, to investors@ATImetals.com.

To be admitted to the 2020 Annual Meeting as a “Stockholder” (with the option to vote your shares, examine the shareowner list and submit questions during the meeting), you must follow specific instructions, including, for shareowners of record, entering the control number you previously received and, for beneficial owners, obtaining a legal proxy and registering in advance for the virtual meeting. Questions and answers relating to the virtual meeting format, including specific instructions on how to be admitted to the meeting, can be found on our website at www.atimetals.com/annualmeeting and will be filed as additional proxy soliciting materials with the Securities and Exchange Commission.

Your vote is important to us. Whether or not you plan to participate in the live webcast of the 2020 Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the 2020 Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the virtual meeting format and may continue to be used to vote your shares in connection with the 2020 Annual Meeting. If you have already submitted your proxy, there is no need to submit another proxy or vote at the 2020 Annual Meeting unless you wish to change or revoke your vote.

A list of stockholders of record as of the record date will continue to be available upon request at our corporate headquarters for inspection by stockholders for any purpose germane to the meeting from April 28 through May 7, 2020. The list will also be available to shareowners at www.meetingcenter.io/200046429 during the live webcast of the 2020 Annual Meeting.

We look forward to your participation at our virtual 2020 Annual Meeting.

April 20, 2020
By Order of the Board of Directors

Elliot S. Davis
Corporate Secretary

The 2020 Annual Meeting on May 8, 2020 at 11:00 a.m. Central Time is available at www.meetingcenter.io/200046429. ATI’s Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2019 are available at www.envisionreports.com/ati. Additionally, you may access our proxy materials on our 2020 Annual Meeting website at www.atimetals.com/annualmeeting.